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                                                                 Exhibit 23.1



        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION



     We hereby consent to (i) the inclusion of our opinion letter to the Board of Directors of Trans Financial, Inc. (the "Company") as Annex D to the Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4 of Star Banc Corporation relating to the merger of the Company with Star Banc Corporation and (ii) the use of our name and the description of our opinion in the Company's letter to its stockholders and in the sections captioned "Summary Information -- Opinion of Trans Financial's Financial Advisor," "The Merger -- Background of the Merger," "The Merger -- Reasons for the Merger; Trans Financial Board Recommendation" and "The Merger -- Opinion of Trans Financial's Financial Advisor" of such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                      DONALDSON, LUFKIN & JENRETTE
                                         SECURITIES CORPORATION


                                      By: /s/ Greg Smith
                                         ---------------------------


New York, New York
June 12, 1998